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                                  UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 3, 2005

                             NEW VISUAL CORPORATION
             (Exact name of registrant as specified in its charter)

---------------------------- ------------------------- -------------------------
            Utah                      0-21875                 95-4545704
---------------------------- ------------------------- -------------------------
(State or other jurisdiction  (Commission File Number)      (IRS Employer
     of incorporation)                                    Identification No.)
---------------------------- ------------------------- -------------------------


            5920 Friars Road, Suite 104, San Diego, California 92108 (Address of principal executive offices, including Zip Code)

                                 (619) 692-0333
              (Registrant's telephone number, including area code)


________________________________________________________________________________
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On March 3, 2005, New Visual Corporation (the "Company") entered into an employment agreement (the "Employment Agreement") with Ray Willenberg, Jr. Mr. Willenberg currently serves as the Company's Executive Vice President pursuant to an employment agreement dated as of March 22, 2002 (the "Previous Employment Agreement"), which is scheduled to expire on March 22, 2005.

         The Employment Agreement provides that Mr. Willenberg will continue to serve as the Company's Executive Vice President for a term of three years commencing on March 23, 2005, subject to the earlier (i) the death or Disability (as defined in the Employment Agreement) of Mr. Willenberg; (ii) the termination of the agreement by either party without cause upon written notice; or (iii) termination of the agreement by the Company with Cause (as defined in the Employment Agreement).

         In consideration of his continued service under the Employment Agreement, Mr. Willenberg is entitled to receive a commission on any equity or long-term debt financing the Company may obtain, during the term of the agreement or the twelve month period after the termination thereof, from a source introduced to the Company by Mr. Willenberg or as a result of Mr. Willenberg's personal efforts. Mr. Willenberg's commission shall equal 6% of the aggregate annual proceeds of such financings up to $2 million; 5% of the aggregate annual proceeds of such financings in excess of $2 million and up to $5 million; and 4% of the aggregate annual proceeds of such financings in excess of $5 million. Mr. Willenberg is also entitled to be paid a bonus equal to the amount, if any, paid as a bonus to the Chief Executive Officer of the Company in connection with the successful commercialization of the Company's technologies. Mr. Willenberg will not be paid a fixed salary for his service under the Employment Agreement.

         Under the Employment Agreement, the Company has granted Mr. Willenberg the right of first refusal to purchase the Company's equity interest in Top Secret Productions, LLC in case of a bona fide third-party offer to purchase that interest or a determination of by the Company to offer that interest for sale at a specified price.


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ITEM    9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements.

         None.

     (b) Pro Forma Financial Information

         None.

     (c) Exhibits:

         None.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2005

                                      By:  /s/ Brad Ketch
                                           -------------------------------------
                                           Brad Ketch
                                           President and Chief Executive Officer